SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 31, 2007
Expedia, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51447 (Commission File Number)	20-2705720 (IRS Employer Identification Number)

3150 139th Avenue S.E., Bellevue, Washington (Address of Principal Executive Offices)	98005 (Zip Code)

Registrant’s telephone number, including area code:	(425) 679-7200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On July 30, 2007, David Goldhill resigned as a member of the audit committee of Expedia, Inc. (the “Company”). The resignation is due to Mr. Goldhill ceasing to be independent in accordance with the Nasdaq Marketplace Rules, and is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
     Due to Mr. Goldhill’s resignation, the Company is no longer compliant with Nasdaq Marketplace Rule 4350(d)(2)(A) which requires that every Nasdaq-listed company have an audit committee comprised of at least three members. The Company notified the Nasdaq Stock Market of these facts on July 31, 2007. On August 2, 2007, the Company received a letter from Nasdaq confirming that the Company was not in compliance with the Nasdaq audit committee requirements. The notification confirmed that, consistent with Marketplace Rule 4350(d)(4), the Company will be provided a cure period until the earlier of the Company’s next annual stockholders’ meeting or July 30, 2008. The Company expects to cure this deficiency within such time.
     As required by Marketplace Rule 4803(a), the Company issued a press release regarding this issue.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press release of Expedia, Inc., dated August 6, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.
Date: August 6, 2007	By:	/s/ Burke F. Norton
	Name:	Burke F. Norton
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

99.1	Press release of Expedia, Inc., dated August 6, 2007